Exhibit 97.1 1     NEWMONT CORPORATION CLAWBACK POLICY I. PURPOSE The purpose of this Clawback Policy (this “Policy”) is to describe the circumstances in which certain executive officers and employees of Newmont Corporation or any of its subsidiaries reported on a consolidated basis (collectively, the “Company”) will be required to repay or return erroneously awarded compensation to the Company. This Policy shall be effective as of March 1, 2025 (the “Effective Date”). This Policy shall supersede the Policy for the Recovery of Erroneously Awarded Compensation previously approved as of October 25, 2023 (the “2023 Policy”), except that the 2023 Policy shall still apply to those executive officers who acknowledged and agreed to the 2023 Policy and who are no longer employed by the Company as of the Effective Date of this Policy. II. ADMINISTRATION AND SCOPE (a) This Policy shall be administered by the Leadership Development and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company. Any determinations made by the Committee shall be final and binding on all affected individuals. (b) This Policy shall apply to current and former Section 16 Officers, Non-Section 16 Executive Employees and Non-Executive Employees (collectively, the “Covered Persons”). III. DEFINITIONS For purposes of this Policy, capitalized terms not otherwise defined in the Policy, shall have the meanings set forth in Exhibit A. IV. RECOVERY IN CONNECTION WITH AN ACCOUNTING RESTATEMENT (a) In the event of an Accounting Restatement, the Company will, reasonably promptly, recover the Erroneously Awarded Compensation Received in accordance with NYSE Rules and Rule 10D-1 as follows: (i) Section 16 Officers: After an Accounting Restatement, the Committee shall determine the amount of any Erroneously Awarded Compensation Received by each Section 16 Officer and shall promptly provide each Section 16 Officer with a written notice containing the amount of any Erroneously Awarded Compensation and a demand for repayment or return of such compensation, as applicable. (ii) Non-Section 16 Executive Employees: After an Accounting Restatement, the CEO, upon receiving a recommendation from the CPO and CLO, may determine, in their discretion (taking into account relevant facts and circumstances, including but not limited to cost, practicality, and any analyses/investigations of independent legal and/or financial advisors), the amount of any Erroneously Awarded Compensation Received by each Non-Section 16 Executive Employee

2 and, whether or not to require repayment of any portion of such Erroneously Awarded Compensation and, if the CEO does decide to require repayment of any portion of such Erroneously Awarded Compensation Received, the CEO shall promptly provide each Non-Section 16 Executive Employee with a written notice containing the amount required to be repaid and a demand for repayment or return of such amount. (b) Calculation of Repayment Amount: For Incentive-based Compensation based on the Company’s stock price or total shareholder return where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the applicable Accounting Restatement: (i) the amount to be repaid or returned shall be determined by the Committee, the Board or the CEO, as applicable, based on a reasonable estimate of the effect of the Accounting Restatement on the Company’s stock price or total shareholder return upon which the Incentive-based Compensation was Received; and (ii) in the case of repayments pursuant to Section IV(a)(i), the Company shall maintain documentation of the determination of such reasonable estimate and provide the relevant documentation to the NYSE, as required by the applicable NYSE Rules. V. RECOVERY IN CONNECTION WITH MISCONDUCT If the Committee determines that a Covered Person has engaged in Misconduct (including Misconduct in connection with violations of the Code of Conduct) , the Committee (in the case of Section 16 Officers) or the CEO, upon receiving a recommendation from the CPO and the CLO, (in the case of Non-Section 16 Executive Employees and Non-Executive Employees) may determine, in their sole discretion, the portion of any Incentive-based Compensation or Other Covered Compensation Received by such Covered Person during the three completed fiscal years of the Company immediately preceding the Misconduct and, whether or not to require repayment of any portion of such Incentive-based Compensation or Other Covered Compensation and, if the Committee or the CEO, as applicable, does decide to require repayment of any portion of such Clawback Eligible Compensation or Other Covered Compensation Received, the Committee or the CEO, as applicable, shall promptly provide such Covered Person with a written notice containing the amount required to be repaid and a demand for repayment or return of such amount. VI. RECOVERY (a) Recovery Process: The Committee (in the case of Section 16 Officers) and the CEO (in the case of Non-Section 16 Executive Employees and Non-Executive Employees), as applicable, shall have broad discretion to determine the appropriate means and method of recovery of the amounts described in Section IV and Section V based on all applicable facts and circumstances, which methods may include, without limitation, reduction or cancellation by the Company or an affiliate of the Company of Incentive-based Compensation, Other Covered Compensation or Erroneously Awarded Compensation, reimbursement or repayment by any person subject to this Policy of any such compensation, and, to the extent permitted by law, an offset of any such compensation against other compensation payable by the Company or an affiliate of the Company to such person. Notwithstanding the foregoing, except as set forth in Section VI(d) below, in the case of amounts required to be recovered under Section IV(a)(i), in no event may the Company accept an amount that is less than the amount required to be recovered under Section IV(a)(i). With respect to a non-Section 16 Executive Employee, the Committee shall

3 recover reasonably promptly any Erroneously Awarded Compensation except to the extent that the conditions of paragraphs (d)(i) or (d)(ii) below apply. The Committee shall determine the repayment schedule for each amount of Erroneously Awarded Compensation in a manner that complies with this “reasonably promptly” requirement. Such determination shall be consistent with any applicable legal guidance, by the SEC, judicial opinion, or otherwise. (b) Previously Recovered Compensation: If a Covered Person has already reimbursed the Company for any of the amounts described in Section IV and Section V under other recovery obligations established by the Company or applicable law, any such reimbursed amount will be credited to the amount or the amounts required to be recovered under this Policy. (c) Failure to Repay: If a Covered Person fails to repay to the Company any amount under this Policy when due, the Committee or the CEO, as applicable, on behalf of the Company, may take all actions reasonable and appropriate to recover such amount from such Covered Person, and the Covered Person may be required to reimburse the Company for any and all expenses (including legal fees) reasonably incurred by the Company in recovering such amounts. (d) Notwithstanding anything herein to the contrary, the Company shall not be required to take the actions contemplated by Section IV(a)(i) above if the Committee determines that recovery would be impracticable and either of the following two conditions are met: (i) The Committee has determined that the direct expenses paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered. Before making this determination, the Company must make a reasonable attempt to recover the Erroneously Awarded Compensation, document such attempt(s) and provide such documentation to the NYSE; or (ii) Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as amended, and regulations thereunder. VII. DISCLOSURE REQUIREMENTS The Company shall file all disclosures with respect to this Policy in accordance with the requirements of the federal securities laws, including the disclosure required by the applicable SEC filings and rules. VIII. PROHIBITION OF INDEMNIFICATION The Company shall not be permitted to insure or indemnify any Covered Person against (i) the loss of any Erroneously Awarded Compensation that is repaid, returned or recovered pursuant to Section IV(a)(i) of this Policy, or (ii) any claims relating to the Company’s enforcement of its rights under Section IV(a)(i) of this Policy. Further, the Company shall not enter into any agreement that exempts any Incentive-based Compensation that is granted, paid or awarded to a Covered Person from the application of Section IV(a)(i) of this Policy or that waives the Company’s right to recovery of any Erroneously Awarded Compensation, and this Policy shall supersede any such agreement (whether entered into before, on or after the Effective Date).

4 IX. INTERPRETATION The Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy and for the Company’s compliance with NYSE Rules, Rule 10D-1 and any other applicable law, regulation, rule or interpretation of the SEC or NYSE promulgated or issued in connection therewith. X. AMENDMENT; TERMINATION The Committee may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary. Notwithstanding anything in this Section X to the contrary, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate any federal securities laws, SEC rule or NYSE rule. XI. OTHER RECOVERY RIGHTS The Committee intends that this Policy will be applied to the fullest extent required by applicable the law. Any employment agreement, equity award agreement, compensatory plan or any other agreement or arrangement with a Covered Person shall be deemed to include, as a condition to the grant of any benefit thereunder, an agreement by the Covered Person to abide by the terms of this Policy. Any right of recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company under applicable law, regulation or rule or pursuant to the terms of any policy of the Company or any provision in any employment agreement, equity award agreement, compensatory plan, agreement or other arrangement. XII. SUCCESSORS This Policy shall be binding and enforceable against all Covered Persons and, to the extent required by applicable law or guidance from the SEC or NYSE, their beneficiaries, heirs, executors, administrators or other legal representatives. Approved by the LDCC as of February 18, 2025 and effective as of the Effective Date, March 1, 2025. * * *

A-1 EXHIBIT A DEFINITIONS For purposes of this Policy, the following capitalized terms shall have the meanings set forth below. (a) “Accounting Restatement” shall mean an accounting restatement that is due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. (b) “Clawback Eligible Compensation” shall mean all Incentive-based Compensation and all Other Covered Compensation Received by a Covered Person (i) on or after the effective date of the applicable NYSE rules, or the Effective Date, (ii) after beginning service as a Section 16 Officer, a Non-Section 16 Executive Employee or a Non-Executive Employee, (iii) while the Company has a class of securities listed on a national securities exchange or a national securities association, and (iv) during the applicable Clawback Period. (c) “Clawback Period” shall mean, with respect to any Accounting Restatement, the three completed fiscal years of the Company immediately preceding the Restatement Date, and if the Company changes its fiscal year, any transition period of less than nine months within or immediately following those three completed fiscal years. (d) “Covered Person” shall mean any Section 16 Officer, Non-Section 16 Executive Employee or Non-Executive Employee. (e) “Erroneously Awarded Compensation” shall mean, with respect to each Covered Person in connection with an Accounting Restatement, the amount of Clawback Eligible Compensation that exceeds the amount of such compensation that otherwise would have been Received had it been determined based on the restated amounts, computed without regard to any taxes paid. (f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. (g) “Financial Reporting Measures” shall mean measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and all other measures that are derived wholly or in part from such measures. Stock price and total shareholder return (and any measures that are derived wholly or in part from stock price or total shareholder return) shall for purposes of this Policy be considered Financial Reporting Measures. For the avoidance of doubt, a Financial Reporting Measure need not be presented in the Company’s financial statements or included in a filing with the SEC. (h) “Incentive-based Compensation” shall mean any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure.

A-2 (i) “Misconduct” shall mean, with respect to any Covered Person and as determined by the Committee in its sole direction with respect to any Section 16 Officer, or the CEO with respect to any non-Section 16 Executive Employee or any Non-Executive Employee, as set forth below. Misconduct may be found by the Committee or the CEO regardless of whether or not the Covered Person is terminated for cause or otherwise leaves the Company due to the Misconduct. i. the willful and continued failure of the Covered Person to perform substantially the Covered Person’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) or the Covered Person’s failure to follow policies, directions or the Company’s Code of Conduct, after a written demand for substantial performance is delivered to the Covered Person by the Company. Such written demand shall identify the manner in which the Company believes that the Covered Person has not substantially performed the Covered Person’s duties. Notwithstanding the foregoing, written demand for substantial performance shall not be required if the Company determines that immediate action, including potential termination of the Covered Person, is necessary to avoid potential injury or harm to the Company, an affiliate or any person; or ii. the engaging by the Covered Person in illegal conduct or gross negligence or willful misconduct which is potentially injurious to the Company (including to its reputation); provided that if the Covered Person acts in accordance with an authorized written opinion of the Company’s legal counsel, such action will not constitute “Misconduct” under this definition; or iii. any dishonest or fraudulent activity by the Covered Person or the reasonable belief by the Company of the Covered Person’s breach of any contract or agreement with the Company, or any representation made to the Company. (j) “Non-Executive Employees” shall mean the Company’s current and former employees who are not or were not in executive-level roles, which includes roles classified as Levels of Work 1, 2, and 3. (k) “Non-Section 16 Executive Employees” shall mean the Company’s current and former employees who are or were in executive-level roles who are not designated as “Section 16 Officers,” which includes roles classified as Levels of Work 4 and 5 (except for the Chief Accounting Officer, who is a Section 16 Officer). (l) “NYSE” shall mean the New York Stock Exchange. (m) “NYSE Rules” shall mean the New York Stock Exchange Listed Company Manual. (n) “Other Covered Compensation” shall include but not be limited to all supplemental retirement plan benefits calculated based on incentive compensation, covering the Company’s pension plan, the Company’s pension equalization plan, the Company’s retirement savings plan and the Company’s savings equalization plan, all time-based equity awards, one-

A-3 time cash awards such as signing bonuses, project completion bonuses, and spot awards, and any other compensation provided to a Covered Employee. (o) “Policy” shall mean this Clawback Policy, as the same may be amended and/or restated from time to time. (p) “Received” shall mean actual or deemed receipt, and any Incentive-based Compensation shall be deemed received in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-based Compensation award is attained, even if the payment or grant of the Incentive-based Compensation to the Covered Person occurs after the end of that period. (q) “Restatement Date” shall mean the earlier to occur of (i) the date the Board, a committee of the Board or the officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement. (r) “Rule 10D-1” shall mean Section 10D and Rule 10D-1 of the Exchange Act. (s) “SEC” shall mean the U.S. Securities and Exchange Commission. (t) “Section 16 Officers” shall mean each individual who is currently or was previously designated as an “officer” of the Company as defined in Rule 16a-1(f) of the Exchange Act. For the avoidance of doubt, the identification of a Section 16 Officer for purposes of this Policy shall include, at a minimum, each executive officer who is or was identified pursuant to Item 401(b) of Regulation S-K, as well as the principal financial officer and principal accounting officer (or, if there is no principal accounting officer, the controller). Section 16 Officers include all members of the Executive Leadership Team, which are roles in Levels of Work 6 and 7, as well as the principal accounting officer, which is a role in Level of Work 5.

[Clawback Policy – Attestation and Acknowledgment]     Exhibit B NEWMONT CORPORATION ATTESTATION AND ACKNOWLEDGMENT OF THE CLAWBACK POLICY FOR SECTION 16 OFFICERS By my signature below, I acknowledge and agree that: • I have received and read the attached Clawback Policy (this “Policy”). I understand this Policy applies to Newmont Corporation and any of its subsidiaries reported on a consolidated basis (collectively, the “Company”). • I hereby agree to abide by all of the terms of this Policy both during and after my employment with the Company, including, without limitation, by promptly repaying or returning any Erroneously Awarded Compensation or Clawback Eligible Compensation to the Company as determined in accordance with this Policy. • I hereby waive any right to the indemnification, insurance or advancement of expenses by the Company with respect to any Erroneously Awarded Compensation in accordance with Section VIII of this Policy. Signature: Printed Name: Date: